CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We consent to the inclusion in this Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A (File Nos. 33-12112 and 811-5032) of our report dated Novemeber 24, 1997, on our audits of the financial statements and financial highlights of Baron Asset Fund.

We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Other Information-Independent Accountants."



                                         /s/ Coopers & Lybrand, L.L.P.
                                         -----------------------------
                                             Coopers & Lybrand, L.L.P.


New York, New York
January 23, 1998